UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 28, 2002
(Date of earliest event reported)

NOVATEL WIRELESS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction or incorporation or organization)	COMMISSION FILE: 0-31659	86-0824673 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive
San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 320-8800
(Registrant’s phone number, including area code)

ITEM 5. OTHER EVENTS

Settlement with Sanmina-SCI Corporation

     On February 5, 2002, Novatel Wireless, Inc. (Nasdaq:NVTL) (the “Company”), a leading provider of wireless data access solutions, announced it settled its lawsuit with Sanmina-SCI Corporation and Sanmina Canada ULC.

     As previously disclosed in the Company’s quarterly reports on Form 10-Q, in October 2001 Sanmina Corporation (now known as Sanmina-SCI Corporation) (“Sanmina”) filed suit against the Company in Santa Clara County Superior Court seeking approximately $27 million on claims for breach of contract related to the purchase of inventory. Sanmina and the Company reached a settlement of the litigation to end any and all disputes and litigation arising from the claims and signed a settlement agreement and mutual general release (the “Settlement”). The Settlement became effective on January 28, 2002.

     As part of the Settlement, the Company made a cash payment to Sanmina of one million three hundred thousand dollars ($1,300,000) and issued to Sanmina five million (5,000,000) shares of common stock. Sanmina has an option, which option must be exercised no later than February 11, 2002, to cause the Company to repurchase from Sanmina up to two million (2,000,000) of the shares of common stock at a price of $0.80 per share. In addition, the Company agreed to purchase certain inventory from Sanmina on a monthly basis through September 2003.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release by the Registrant dated February 5, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

Novatel Wireless, Inc.

Date: February 6, 2002	By:	/s/ MELVIN L. FLOWERS

Melvin L. Flowers Senior Vice President, Finance, Chief Financial Officer and Secretary

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release by the Registrant dated February 5, 2002.

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